UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

Current report pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2014

TriCo Bancshares

(Exact name of registrant as specified in its charter)

California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive, Chico, California	95973
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report amends and restates the current report on Form 8-K of TriCo Bancshares filed with the Securities and Exchange Commission on August 13, 2014 (the “Original Filing”). A table in the Original Filing misstates the number of restricted stock units awarded to the Executive Vice President and Chief Financial Officer. A corrected table is set forth below. No other changes have been made to the information reported in the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grants of Restricted Stock Units

On August 11, 2014, TriCo Bancshares (the “Company”) awarded restricted stock units (“RSUs”) to its directors and certain key employees, including the following named executive officers of the Company (the “Named Officers”): Richard P. Smith, President and Chief Executive Officer; Thomas J. Reddish, Executive Vice President and Chief Financial Officer; Craig Carney, Executive Vice President and Chief Credit Officer; Dan Bailey, Executive Vice President -- Retail Banking; and Richard O’Sullivan, Executive Vice President -- Wholesale Banking. All RSU awards were made under the Company’s 2009 Equity Incentive Plan (the “Plan”) and approved by the Compensation and Management Succession Committee of the Company’s board of directors (the “Compensation Committee”).

The Company granted an RSU award with respect to 1,000 shares of the Company’s common stock to each of its nonemployee directors: Donald J. Amaral, William J. Casey, Craig S. Compton, L. Gage Chrysler III, Cory W. Giese, John S. A. Hasbrook, Michael W. Koehnen and W. Virginia Walker. Each of the RSU awards granted to the nonemployee directors will vest on August 10, 2015, subject to the director’s continued service with the Company. This description is qualified by the form of RSU award agreement under which the RSUs were granted to nonemployee directors, which is included as Exhibit 10.1 to this report.

The Company granted the Named Officers two types of RSU awards: (i) RSU awards that vest four years after the date of grant, subject to the executive’s continued service with the Company (“Time-Based RSUs”), and (ii) RSU awards that vest on August 10, 2017, subject to a specified performance condition (“Performance RSUs”), as follows:

		Performance RSUs
Named Officer	Time-Based RSUs	Minimum Vesting Quantity	Target Vesting Quantity	Maximum Vesting Quantity
Richard P. Smith	5,010	0	5,010	7,515
Thomas J. Reddish	1,838	0	1,838	2,757
Craig Carney	1,563	0	1,563	2,344
Dan Bailey	1,533	0	1,533	2,299
Richard O’Sullivan	1,498	0	1,498	2,247

Time-Based RSUs. The Time-Based RSUs vest in their entirety on August 10, 2018, subject to the executive’s continued service with the Company and the other terms and conditions of the Plan and the applicable award agreement. The Time-Based RSUs would generally be forfeited on a termination of employment. The description of the terms and conditions of the Time-Based RSUs is qualified by reference to the form of award agreement under which the Time-Based RSUs were granted to the Named Officers, which is included as Exhibit 10.2 to this report.

Performance RSUs. The Performance RSUs will vest on August 10, 2017 (the “Vesting Date”), subject to the executive’s continued service with the Company. The number of RSUs, if any, that vest on the Vesting Date depends on the performance of the Company’s stock relative to the KBW Regional Bank Index and will be determined by multiplying (a) the target number of RSUs subject to the award by (b) the “Vesting Percentage,” which percentage shall be determined as follows:

•	If the Company Total Stock Return is equal to the Benchmark Index Return, the Vesting Percentage will be one hundred percent (100%).

•	If the Company Total Stock Return is greater than the Benchmark Index Return, the Vesting Percentage will be increased above one hundred percent (100%) proportionately by two percent (2%) for each percentage point by which the Company Total Stock Return exceeds the Benchmark Index Return (including fractional percentages). In no event, however, shall the Vesting Percentage exceed one hundred and fifty percent (150%).

•	If the Company Total Stock Return is less than the Benchmark Index Return, the Vesting Percentage will be decreased below one hundred percent (100%) proportionately by two percent (2%) for each percentage point by which the Company Total Stock Return is less than the Benchmark Index Return (including fractional percentages), but if the Company Total Stock Return is 25 or more points less than the Benchmark Index Return, the Vesting Percentage will be zero percent (0%).

For the purposes of the Performance RSUs, “Company Total Stock Return” means the percentage point increase or decrease in the average per share closing price for TriCo common stock for the 30 trading day period ending on the Vesting Date relative to the average per share closing price for the 30 trading day period ending on the first day of the performance period, which is August 11, 2014. For purposes of this definition, the average per share closing price is the average daily closing price per share of the Company’s common stock on the Nasdaq Stock Market for all trading days falling within an applicable 30 trading day period, and shall be adjusted to reflect an assumed reinvestment of all cash dividends and other cash distributions (excluding share repurchases or redemptions) paid to TriCo shareholders during the 30 trading day period ending on the first day of the performance period and during the performance period.

For the purposes of Performance RSUs, the “Benchmark Index Return” is the percentage point increase or decrease in the average per share closing price for the KBW Regional Bank Index for the 30 trading day period ending on the Vesting Date relative to the average per share closing price for the 30 trading day period ending on the first day of the performance period, which is August 11, 2014. For purposes of this definition, the average per share closing price is the average daily closing price of the KBW Regional Bank Index on the New York Stock Exchange for all trading days falling within an applicable 30 trading day period, and shall be adjusted to reflect an assumed reinvestment of all cash dividends and other cash distributions (excluding share repurchases or redemptions) paid to shareholders during the 30 trading day period ending on the first day of the performance period and during the performance period.

In connection with making the awards of Performance RSUs, the Compensation Committee adopted a form of Performance RSU award agreement substantially in the form included as Exhibit 10.3 to this report (“Performance RSU Agreement”). The vesting of Performance RSUs is generally subject to the Named Officer’s continued service with the Company through the Vesting Date. The Performance RSU Agreement provides for acceleration of the Vesting Date if a Change in Control (as defined in the Performance RSU Agreement) occurs and the Named Officer’s employment is terminated by the Company without “Cause” or by the Named Officer for Good Reason (as each of “Cause” and “Good Reason” are defined in the Performance RSU Agreement) within 12 months after the Change in Control, all on certain terms and conditions as set forth in the Performance RSU Agreement. In the event that a Change of Control pursuant to a definitive agreement occurs, the Company Total Stock Return would be determined based on the price per share of the Company’s common stock to be paid to shareholders under the terms of that agreement.

This description of the terms and conditions of the Performance RSU Agreement is qualified in its entirety by reference to the form of Performance RSU Agreement included as Exhibit 10.3 to this report.

Executive Bonus Agreement

On August 12, 2014, the Company entered into a Transaction Bonus Agreement with its President and Chief Executive Officer, Richard P. Smith. Under the terms of the Transaction Bonus Agreement, the Company will pay Mr. Smith a cash bonus in the amount of $225,000 upon the completion of the Company’s merger with North Valley Bancorp (the “Merger”), subject to his continued employment as of that date and provided that the Merger is completed no later than December 31, 2014. In addition, the Company will pay Mr. Smith a performance cash bonus in the amount of $225,000 on or before March 15, 2016 if the Company achieves noninterest expense cost savings of $14,543,000 or more from the operation of North Valley Bancorp’s business on or before December 31, 2015. The Compensation Committee has the discretion to include or exclude extraordinary cost items from the computation of such cost savings and to adjust the cost savings target due to changes in business conditions. This description of the terms and conditions of the Transaction Bonus Agreement is qualified in its entirety by reference to the actual form of Transaction Bonus Agreement included as Exhibit 10.4 to this report, which incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on August 13, 2014)

10.2	Form of Restricted Stock Unit Award Agreement for Executives (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on August 13, 2014)

10.3	Form of 2014 Performance Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed on August 13, 2014)

10.4	Transaction Bonus Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed on August 13, 2014)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRICO BANCSHARES

Date: August 25, 2014	/s/ Richard P. Smith
Richard P. Smith, President and Chief Executive Officer (Principal Executive Officer)